As filed with the Securities and Exchange Commission on July 29, 2011
Registration No. 333-173949

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-1/A
Pre-Effective Amendment No. 2 to S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASTRA VENTURES, INC.
(Exact Name of Registrant as specified in its Charter)

Nevada	7822	99-0361962
(State of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer ID No.)

3090 Gordonvale Street
Thunder Bay, Ontario P7K 1B8
(807) 333-0064
 (Address and Telephone Number of Registrant’s Principal
Executive Offices)

Empire Stock Transfer, Inc.
1859 Whitney Mesa Drive
Henderson, NV 89014
(US)
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Kristen A. Baracy, Esq.
Carol S. McMahan, Esq.
Synergy Law Group, LLC
730 West Randolph Street, 6th Floor
Chicago, IL  60661
(312) 454-0015
Fax (312) 454-0261

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

i

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per unit1	Proposed Maximum Aggregate Offering Price	Amount of Registration fee2
Common Stock, par value $0.001	2,900,000	$0.01	$29,000	$3.37

1This price was determined arbitrarily by the Company

2The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933. Our Common Stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our stockholders in an offering exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933.  The price of $0.01 is a fixed price at which the selling stockholders may sell their shares until such time as our Common Stock is quoted on the OTC Bulletin Board (“OTCBB”) or the Pink Sheets at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, Dated  __________________  , 2011

PRELIMINARY PROSPECTUS

ASTRA VENTURES, INC.

2,900,000 SHARES OF
COMMON STOCK
$0.01 PER SHARE

The selling stockholders of Astra Ventures, Inc. (the “Company”) named in this prospectus are offering shares of Common Stock through this Prospectus. The Company will not receive any of the proceeds from the sale of the shares by the selling stockholders.  Our Common Stock is presently not traded on any market or securities exchange. The 2,900,000 shares of our Common Stock may be sold by the selling stockholders at a fixed price of $0.01 per share until our shares are quoted on the OTCBB or the Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. The Company plans to explore the possibility of locating a market maker who would file an application for the quotation of the Company’s common stock on the OTCBB.  However, there can be no assurance that the Company will be successful in establishing such a relationship nor can there be any assurance that that any such application for quotation, if submitted, will be approved by the Financial Industry Regulatory Authority (“FINRA”).  There can likewise be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an inactive trading market, investors may be unable to liquidate their investment or make any profit from the investment We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders of our Company.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is [Date]

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus.  This summary does not contain all the information that you should consider before investing in the Common Stock.  You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.  In this Prospectus, “Astra Ventures,” the “Company,” “we,” “us,” and “our” refer to Astra Ventures, Inc. unless the context otherwise requires.  The term “fiscal year” refers to our fiscal year ended February 28, 2011.  Unless otherwise indicated the term “Common Stock” refers to shares of the Company’s common stock.

ABOUT OUR COMPANY

Astra Ventures, Inc. was incorporated in Nevada on September 23, 2010.

On November 8, 2010, the Company issued four million (4,000,000) shares of Common Stock to Sieg Badke for an aggregate purchase price paid to the Company of $20,000.  Mr. Badke’s shares are restricted securities and are subject to Rule 144 of the Securities Act of 1933 (the “Securities Act”).

Our principal executive offices are located at 3090 Gordonvale Street, Thunder Bay, Ontario, Canada P7K 1B8. Our telephone number is (807) 333-0064.

The Company sold an aggregate of 2,900,000 shares of the Company’s common stock in private placement transactions to a total of 29 investors during the period of November 2010 through January 2010 who are the selling stockholders hereunder.  The selling stockholders are offering shares of Common Stock of the Company for their own account. The Company will not receive any of the proceeds from the sale of these shares of Common Stock.

Since incorporation, the Company has been involved in organizational matters and developing and enhancing the Company’s business plan.  The Company has not yet commenced operations to implement its business plan. The Company currently does not have enough cash to execute its business plan. The Company will need to obtain additional financing in order to implement its business plan and can make no assurances that it will be able to secure the financing necessary to implement its business plan. The Company will consider public and/or private sales of its common stock or bank financing to raise funds necessary to begin implementation of its business plan. Mr. Sieg Badke, the Company’s sole officer and director, has indicated that he would be willing to consider lending funds to the Company on an interim basis if an opportunity arose for which the Company had no available funds from any other source. There is no firm commitment for any such loan and no agreement between the Company and Mr. Badke for such a loan. Additionally, the Company has no third party commitments for financing.

The Company was formed to take advantage of the increasing demand for programming within the film industry which has occurred over the past several years and plans to commence business operations by obtaining distribution rights for films for reproduction and distribution across multiple markets and formats in the US and worldwide. As discussed in the “Management’s Discussion and Analysis” section of this Prospectus, the Company has an accumulated deficit of $917 and needs cash in the minimum amount of $10,000 to acquire film or television programming. to begin implementation of its business plan. The Company plan of operation is to acquire distribution rights to five films or television programs within the next twelve months. The Company can make no assurances that it will be able to acquire distribution rights as planned or, if such rights are acquired, that it will be able to sell such distribution rights. If it is unable to do either, the Company will not generate any revenue. Until it is able to implement its business plan, the Company is unable to estimate when it will be able to generate sustained revenues.

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements indicating substantial doubt about our ability to continue as a going concern. The Company has incurred losses since inception resulting in an accumulated deficit of $917 at February 28, 2011 and an accumulated deficit of $4,658 as of May 31, 2011.  Further losses are anticipated in the development of the business of the Company raising substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:
(1)           No or nominal operations; and
(2)           Either:
(i)           No or nominal assets;
(ii)          Assets consisting solely of cash and cash equivalents; or
(iii)         Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.

TERMS OF THE OFFERING

The selling stockholders named in this Prospectus are offering shares of Common Stock of the Company for their own account (the “Offering”). The Company will not receive any of the proceeds from the sale of these shares of Common Stock. There will be 6,900,000 shares of our Common Stock outstanding prior to and after this Offering. The Company will bear the expenses of this offering estimated at approximately $16,000. The offering price of $0.01 (the “Offering Price”) was determined based upon the price the shares of Common Stock were sold to our stockholders in an offering conducted pursuant to Regulation S and is a fixed price at which the selling stockholders may sell their shares unless and until our Common Stock is quoted on the OTCBB or the Pink Sheets, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of the Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

The offering price of the securities to be sold pursuant to this Prospectus is the same price paid by the stockholders to purchase the stock from the Company. The public selling price was, in part, determined based upon current market and economic conditions. The effect of the sales price upon selling stockholders is that selling stockholders will be unable to achieve a profit on the sale of their shares in the absence of the development of an active trading market for the securities.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the year ended February 28, 2011 is derived from our audited financial statements.

Year ended February 28, 2011 -$-
STATEMENT OF OPERATIONS
Revenues	0
Cost of revenues	0
General and Administrative Expenses	917
Net Loss	(917)

BALANCE SHEET DATA
Cash	48,083
Total Assets	48,083
Total Liabilities	0
Stockholders’ Equity	48,083

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

RISKS RELATING TO OUR COMPANY

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We are a development stage company. Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay or abandon the implementation of our business strategy.

WE HAVE NO OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small company starting a new business enterprise and the highly competitive environment. Since we have no operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO DELAY OR ABANDON COMMENCEMENT OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, diminish or abandon our plan of operation. Such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICES OF SIEG BADKE. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Sieg Badke, our President and Chief Executive Officer. We currently do not have an employment agreement with Mr. Badke. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

COMPENSATION PAID TO SIEG BADKE MAY NEGATIVELY AFFECT THE COMPANY’S ABILITY TO OPERATE

Mr. Sieg Badke, our sole officer and director, is a beneficial owner of approximately 59.42% of the shares of common stock of the Company and is in a position to determine the cash and equity compensation to be paid to him in such capacity. Compensation paid to Mr. Badke, if any, will reduce net income and may have a negative effect on the ability of the Company to initiate its business plan and achieve its goals.

CHANGES IN NATIONAL, GLOBAL, OR REGIONAL ECONOMIC CONDITIONS COULD HAVE AN ADVERSE EFFECT ON THE PROFITABILITY OF OUR BUSINESS.

A decline in economic activity in the United States and other regions of the world in which we may conduct business can adversely affect demand for entertainment media resulting in reduced revenue and earnings. A decline in economic conditions could reduce the prices that broadcasters are willing to pay for programming. Economic conditions can also impair the ability of those with whom we do business to satisfy their obligations to us. In addition, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in consumer demand away from entertainment products we intend to distribute, which could also adversely affect our revenues and, at the same time, increase our costs. Changes in exchange rates for foreign currencies may reduce international demand for films which we intend to distribute, increase supply costs in non-US markets, or reduce the US dollar value of any revenue we may receive from other markets.

CHANGES IN PUBLIC AND CONSUMER TASTES AND PREFERENCES FOR ENTERTAINMENT COULD REDUCE DEMAND FOR OUR ENTERTAINMENT OFFERINGS AND ADVERSELY AFFECT THE PROFITABILITY OF OUR BUSINESS.

Our business plan is to acquire and distribute entertainment products whose success depends substantially on consumer tastes and preferences that change in often unpredictable ways. The success of our business will depend on our ability to acquire and distribute filmed entertainment and broadcast and cable programming that meets the changing preferences of the broad consumer market. Our business, if developed outside the US, will depend on acceptance of our offerings by consumers outside the US, and our success therefore depends on our ability to successfully predict and adapt to changing consumer tastes and preferences outside as well as inside the US. Moreover, we will be required to invest substantial amounts in film acquisition, broadcast and cable programming before we learn the extent to which these products will earn consumer acceptance. If our entertainment offerings do not achieve sufficient consumer acceptance, our revenue from distribution of such broadcast and cable programming may decline and adversely affect the profitability of our business.

CHANGES IN TECHNOLOGY AND IN CONSUMER CONSUMPTION PATTERNS MAY AFFECT DEMAND FOR OUR ENTERTAINMENT PRODUCTS OR THE COST OF PRODUCING OR DISTRIBUTING PRODUCTS.

The media entertainment business in which we intend to participate depends significantly on our ability to acquire, develop, adopt and exploit new technologies to distinguish our products from those of our competitors. In addition, new technologies affect the demand for our products and the time and manner in which consumers acquire and view entertainment products. As an example, the success of our offerings in the home entertainment market depends in part on consumer preferences with respect to home entertainment formats, including DVD players and personal video recorders, as well as the availability of alternative home entertainment offerings and technologies, including web-based delivery of entertainment offerings. Also, technological developments offer consumers an expanding selection of entertainment options which may include options that we have not developed or options which provide a lower return than options which we had earlier anticipated.  In such event, the income from our planned entertainment offerings would decline or increase at slower rates than anticipated.

THE SUCCESS OF OUR BUSINESS IS HIGHLY DEPENDENT ON THE EXISTENCE AND MAINTENANCE OF INTELLECTUAL PROPERTY RIGHTS IN THE ENTERTAINMENT PRODUCTS WE ACQUIRE AND DISTRIBUTE.

The value of intellectual property rights is dependent on the scope and duration of rights as defined by applicable laws in the US and other counties in which we intend to operate.  If such laws are interpreted in ways that limit the extent or duration of our rights or the rights of producers from whom we intend to purchase entertainment, or if existing laws are changed, our ability to generate revenue from our intellectual property may decrease, or the cost of obtaining and maintaining rights may increase.

The unauthorized use of any intellectual property rights we own would increase the cost of protecting these rights or reduce our revenues. New technologies such as the convergence of computing, communication, and entertainment devices, the falling prices of devices incorporating such technologies, and increased broadband internet speed and penetration have made the unauthorized digital copying and distribution of films, television productions and other creative works easier and faster and enforcement of intellectual property rights more challenging. Unauthorized use of intellectual property rights in the entertainment industry appears to be a significant and rapidly growing phenomenon. Inadequate laws or weak enforcement mechanisms to protect intellectual property in one country can adversely affect the results of the Company’s operations worldwide, despite efforts to protect intellectual property rights. These developments require the Company to devote substantial resources to protecting intellectual property against unlicensed use and present the risk of increased losses of revenue as a result of unlicensed digital distribution of our content and sales of unauthorized DVDs, Blu-ray discs and other products.

With respect to intellectual property developed by the Company and rights acquired by the Company from others, the Company is subject to the risk of challenges to our rights in intellectual property by third parties. Successful challenges to our rights in intellectual property may result in increased costs for obtaining rights or the loss of the opportunity to earn revenue from the intellectual property that is the subject of challenged rights.

CHANGES IN REGULATIONS APPLICABLE TO OUR BUSINESS MAY IMPAIR OUR PROFITABILITY.

Broadcast networks and television stations are highly regulated, and each of our other businesses is subject to a variety of United States and overseas regulations including:

•	US regulation (through the FCC) of television and national programming.

•	Federal, state and foreign privacy and data protection laws and regulations.

•	Imposition by foreign countries of trade restrictions on television content requirements or quotas.

•	Domestic and international tax laws or currency controls.

Changes in any of these regulatory areas may require us to spend additional amounts to comply with the regulations, or may restrict our ability to offer products and services that are profitable.

WE MAY BE UNSUCCESSFUL IN IMPLEMENTING OUR GROWTH STRATEGIES.

Our continued growth depends, to a significant degree, on our ability to successfully implement our growth strategies.  Among such strategies, we plan to increase the number of suppliers from which we may obtain films and programming content and expand the number of outlets to whom we may distribute films and programming.  Our ability to successfully implement and expand our operations is highly dependent on our ability to raise sufficient capital to fund the acquisition and distribution of films and programming.

WE MAY NOT BE ABLE TO MANAGE OR INTEGRATE FUTURE ACQUISITIONS, IF ANY.

The Company has no pending or probable acquisition transactions as of the time of this offering. However, management will consider acquisition opportunities as a key element of the Company’s planned operating strategy.  The acquisition and successful integration of such businesses that provide for synergistic or vertical integration opportunities for Company will be crucial to the success of our acquisition strategy. These acquisitions could place a strain on our operations in the future.  Our ability to manage  future  acquisitions, if they occur, will depend on our ability to successfully evaluate investments,  monitor  operations,  control  costs,  maintain  effective quality controls,  expand  our  internal management and technical and accounting systems and  integrate  acquired  businesses  into  our  company.  As you evaluate the prospects of the Company, you should consider the many risks we will encounter during the process of integrating those businesses that may be acquired in the future. Such risks include (i) the distraction of  management's  attention  from  other  business concerns; (ii) the  potential  loss  of  key  employees  or customers of the acquired businesses;  and (iii) the  potential inability to integrate controls, standards, systems and personnel.

Although our President and sole Director has significant experience in management, the Company may nevertheless be unable to effectively integrate any businesses we acquire in the future without encountering the difficulties described above.  Failure to effectively integrate such businesses could have a material adverse effect on our business, prospects, results of operations or financial condition.  In addition, the combined companies may not benefit as expected from the integration.

To fund future acquisitions, we may need to borrow funds or assume the debts of acquired companies, or issue more stock, which may dilute the value of our existing common stock.  To incur any additional debt, we must comply with any existing restrictions contained in any indebtedness we may have at that time.  If these  restrictions  are  not  met  and  we do not receive necessary consents or waivers  of  these  restrictions,  we may be unable to make future acquisitions.

If we do purchase additional businesses, it may negatively affect our earnings, at least in the short term.  Any future goodwill may be impaired and recognized as a charge against earnings.  Further, we cannot guarantee that any future acquisition will generate the earnings or cash flow we anticipate.  In connection with any future acquisitions, unexpected liabilities might arise and the planned benefits may not be realized.  Any or all of these actions could materially adversely affect our financial position and/or stock price.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our Common stock is not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share was arbitrarily determined. . The Offering Price bears no relationship to the book value, assets or earnings of our Company or any other recognized criteria of value. The Offering Price should not be regarded as an indicator of the future market price of the securities.

THE OFFERING PRICE OF THE SECURITIES FOR SALE TO THE PUBLIC IS THE SAME PRICE AT WHICH THE STOCKHOLDERS PURCHASED THE STOCK.

The offering price of the securities to be sold pursuant to this Prospectus is the same price paid by the stockholders to purchase the stock from the Company. The public selling price was, in part, determined based upon current market and economic conditions. The effect of the sales price upon selling stockholders is that selling stockholders will be unable to achieve a profit on the sale of their shares in the absence of the development of an active trading market for the securities.

WE WILL INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH REPORTING AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

Upon the effectiveness of this Registration Statement, the Company will incur significant costs associated with public company reporting requirements, costs associated with accounting requirements and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase the legal and financial compliance costs of the Company and to make some activities more time consuming and costly. The Company estimates that the annual costs of compliance with public company reporting requirements at approximately $20,000.00. The Company may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE MAY NOT SUCCEED IN ACQUIRING AND SELLING RIGHTS TO FILMS AND PROGRAMMING WHICH COULD PREVENT US FROM GENERATING REVENUES.

The central component of our business plan involves acquiring the distribution rights to television programming for distribution across multiple markets and formats. If we are unable to acquire and/or distribute such programming, we will be unable generate revenues. Our ability to successfully implement our business plan will depend largely on the efforts of our sole officer and director, any marketing personnel we may engage and the appropriateness of our acquisition and marketing approaches. To achieve success, we expect to incur substantial expenses in acquisition of rights and distribution of programming over the next twelve months.

IF THE COMPANY IS UNABLE TO ACQUIRE DISTRIBUTION RIGHTS TO THE SPECIALTY FILMS WHICH MEET THE EXPECTATIONS OF CUSTOMERS, THAT COULD SLOW OR HALT SALES WHICH WOULD PRECLUDE THE COMPANY FROM GENERATING REVENUES.

The ability of the Company to successfully distribute rights to the specialty films it intends to acquire depends on the films meeting the expectations of customers. If, for any reason, the programming we provide fails to meet their expectations, our reputation could suffer substantial harm, which could prevent us from attracting customers, distributing additional programming and prevent us from successfully developing our Company’s business plan.

IF WE ARE UNABLE TO COMPETE SUCCESSFULLY ON THE BASIS OF PRODUCT QUALITY AND PRICE WITH LARGER COMPANIES THAT HAVE SUBSTANTIALLY GREATER RESOURCES AND LARGER DISTRIBUTION NETWORKS, WE MAY BE UNABLE TO GAIN OR MAINTAIN A MARKET SHARE, IN WHICH CASE OUR SALES MAY NOT GROW AND OUR PROFITABILITY MAY BE ADVERSELY AFFECTED.

We expect the market for our products to be competitive.  Films and media programming is distributed by a large number of large and well-known companies and an increasing number of smaller companies  We believe that our ability to compete will depend upon the quality of our product and pricing. The ability to compete effectively depends on our ability to differentiate our product and our ability to identify and respond to changing customer needs. We expect competition in our markets both from large established companies and from smaller companies who may have competitive products.  Prospective competitors may have economic and other resources substantially greater than ours and may be well established as distributors in the media market. There is no assurance that our competitors will not substantially increase resources devoted to the development and marketing of products competitive with our anticipated products. The successful implementation of such a strategy by one or more of our competitors could materially and adversely affect us.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF SECURITIES LAWS.

Sieg Badke, our President and sole Director, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements to which the Company will be subject. Mr. Badke has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal and state securities laws and making required disclosures on a timely basis. Mr. Badke may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a public company would be in jeopardy which would likewise jeopardize your investment in our Company.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR SECURITIES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

UPON THE EFFECTIVENESS OF THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, WE WILL NOT BE REQUIRED TO FILE PROXY STATEMENTS PURSUANT TO THE SECURITIES EXCHANGE ACT OF1934, WHICH MAY IMPEDE YOUR ABILITY TO OBTAIN INFORMATION ABOUT OUR BUSINESS AND OPERATIONS.

Upon effectiveness of this registration statement we will be subject to Section 15(d) of the Exchange Act.  Pursuant to Section 15(d) we are not required to file proxy statements.  If the Company provides an annual report to its stockholders or a proxy statement to more than ten of its stockholders, the Company will furnish copies of such annual reports and proxy statements to the Securities and Exchange Commission. Proxy statements may be useful to investors in assessing corporate business decisions such as how management is paid and potential conflict-of-interest issues with auditors. Only if we register our Common Stock under the Exchange Act will we be required to file proxy statements. However, we may never file a Form 8A to register our Common Stock under Section 12 of the Exchange Act.  If we do not file a Form 8A, we are not required to file proxy statements and it may impede your ability to obtain information about our business and operations which may have a negative effect on your investment.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market for our Common Stock. There can be no assurance that we will be successful at developing a public market or in having our Common Stock quoted on a quotation facility such as the OTCBB. There are risks associated with attempting to obtain a quotation for our Common Stock, including that broker dealers may not be willing to make a market in our Common Stock, or to request that our Common Stock be quoted on a quotation service. In addition, even if a quotation is obtained, the OTCBB and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our Common Stock on acceptable terms. If trades in our Common Stock are not quoted on a quotation facility, it may be very difficult for investors to find buyers for their shares of Company Common Stock.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock.  As of the date of this Prospectus we had 6,900,000 shares of Common Stock outstanding. Accordingly, we may issue up to an additional 93,100,000 shares of common stock. The future issuance of Common Stock may result in substantial dilution in the percentage of Common Stock held by our then existing stockholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares of Common Stock held by our investors, and might have an adverse effect on any trading market for our Common Stock.

CERTAIN COMPANY ACTIONS AND THE INTERESTS OF STOCKHOLDERS MAY DIFFER.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change-of-control transaction that could be beneficial to stockholders.  As a result, the value of stock could be harmed.  Purchasers should be aware that a single stockholder who is our sole officer and director beneficially owns 59.42% of the Company’s issued and outstanding Common Stock.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

 We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK OF THE COMPANY WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, HOLDERS OF COMPANY STOCK MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT.

There is no established public trading market for our Common Stock. Our Common Stock is not and has not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our Common Stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their Common Stock.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell the Common Stock.

USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this Prospectus for their own account. The Company will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell our shares at the price of $0.01 per share unless and until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

The offering price of the securities to be sold pursuant to this Prospectus is the same price paid by the stockholders to purchase the stock from the Company. The public selling price was, in part, determined based upon current market and economic conditions. The effect of the sales price upon selling stockholders is that selling stockholders will be unable to achieve a profit on the sale of their shares in the absence of the development of an active trading market for the securities.

DILUTION

The Common Stock to be sold by the selling stockholders is Common Stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The shares of Common Stock being offered for sale by the selling stockholders hereunder consist of 2,900,000 shares of our Common Stock held by 29 stockholders who purchased the Common Stock in an offering exempt from registration pursuant to the exemption provided by Regulation S.

The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this Prospectus. All expenses incurred with respect to the registration of the Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling stockholder as of the date of this Prospectus, the shares of Common Stock covered by this Prospectus that may be disposed of by each of the selling stockholders and the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this Prospectus are sold.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as may be indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

Name of Selling Stockholder	Shares of Common Stock owned prior to Offering	Percent of Common Stock owned prior to Offering	Shares of Common Stock to be sold	Shares of Common Stock owned after Offering	Percent of Common Stock owned after Offering
Dale Anderson	100,000	1.45%	100,000	0	0
Emily Anderson	100,000	1.45%	100,000	0	0
Jennifer Bodnar	100,000	1.45%	100,000	0	0
Ron Eisworth	100,000	1.45%	100,000	0	0
Lynda Cambly1	100,000	1.45%	100,000	0	0
Dan Cambly2	100,000	1.45%	100,000	0	0
Don Cambly2	100,000	1.45%	100,000	0	0
Tim Cambly2	100,000	1.45%	100,000	0	0
Vanessa Maki	100,000	1.45%	100,000	0	0
Daniel Chepil	100,000	1.45%	100,000	0	0
Susan Chepil	100,000	1.45%	100,000	0	0
Rick Staszkiel2	100,000	1.45%	100,000	0	0
Julia Sore3	100,000	1.45%	100,000	0	0
Darin Lacey	100,000	1.45%	100,000	0	0
Terri Lynn Lacey	100,000	1.45%	100,000	0	0
Sean Lacey	100,000	1.45%	100,000	0	0
Olga Klimczak	100,000	1.45%	100,000	0	0
Sharon L. Staszkiel3	100,000	1.45%	100,000	0	0
Gerald Joe Staszkiel2	100,000	1.45%	100,000	0	0
Rosemary Scofich	100,000	1.45%	100,000	0	0
Janice Caldwell	100,000	1.45%	100,000	0	0
Kristy Hintz	100,000	1.45%	100,000	0	0
Doug Hintz	100,000	1.45%	100,000	0	0
Richard Sutton	100,000	1.45%	100,000	0	0
Shane Macey	100,000	1.45%	100,000	0	0
David Sutton	100,000	1.45%	100,000	0	0
Carol L. Cella	100,000	1.45%	100,000	0	0
Ken Stewardson	100,000	1.45%	100,000	0	0
Bruce Cambly4	100,000	1.45%	100,000	0	0
Total	2,900,000	42.05%	2,900,000	0	0

1Lynda Cambly is the wife of Sieg Badke, sole officer and director of the Company.
2Dan Cambly, Don Cambly, Tim Cambly, Rick Staszkeil and Gerald Joe Staszkiel are cousins of Lynda Cambly.
3Julia Sore and Sharon Staszkiel are aunts of Lynda Cambly.
4Bruce Cambly is an uncle of Lynda Cambly.

To our knowledge, none of the selling stockholders or their beneficial owners:

–	other than as noted above, has had a material relationship with us other than as a stockholder at any time within the past three years; or
–	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
–	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The selling stockholders  may sell some or all of their Common Stock at a fixed price of $0.01 per share until our shares are quoted on the OTCBB or the Pink Sheets and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, stockholders may sell their shares in private transactions to other individuals. Although our Common Stock is not listed on a public exchange, we will plan to seek a listing on the OTCBB at some time in the future. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. Sales by selling stockholders must be made at the fixed price of $0.01 until a market develops for the Common Stock.

If and when a market has been developed for our Common Stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. At such time, the distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or
●	any combination of the foregoing.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

We have agreed to bear the expenses of the registration of the Common Stock.

REGULATION M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The Common Stock offered by this Prospectus constitutes penny stock under the Securities and Exchange Act. The Common Stock will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares of Common Stock in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

BLUE SKY RESTRICTIONS ON RESALE

When a selling stockholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling stockholder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our Common Stock.

Any person who purchases shares of our Common Stock from a selling stockholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, a selling stockholder will indicate in which state(s) he or she wishes to sell the shares, and such seller’s broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES
GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus, there were 6,900,000 shares of our Common Stock issued and outstanding held by 30 stockholders of record.

COMMON STOCK

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights of holders of the Company’s Common Stock.

DIVIDENDS

We have not paid any cash dividends to stockholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

WARRANTS

There are no outstanding warrants to purchase our securities.

OPTIONS

There are no outstanding options to purchase our securities.

INTERST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

AUDITING MATTER

Our financial statements for the period from our inception on September 23, 2010 through February 28, 2011 included in this Prospectus have been audited by LBB & Associates Ltd., LLP, an independent registered public accounting firm located at 10260 Westheimer Road, Suite 310, Houston, TX 77042 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law office of Synergy Law Group, LLC, 730 West Randolph Street, Chicago, IL has passed upon the validity of the Common Stock offered under this Prospectus.

ORGANIZATION WITHIN THE LAST FIVE YEARS

The Company is a Nevada corporation which was incorporated on September 23, 2010.

On November 8, 2010 the Company sold 4,000,000 shares of common stock to Sieg Badke, our sole officer and director, for an aggregate purchase price of $20,000.  During the period November 23, 2010 through January 22, 2011, the Company sold an aggregate of 2,900,000 shares of common stock to 29 investors in an offering exempt from registration under federal securities laws pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933, as amended.

DESCRIPTION OF BUSINESS

Business Model

Astra Ventures was formed to take advantage of the increasing demand for programming within the film industry which has occurred over the past several years.  The increased demand has primarily been created by (a) the growth of the market of providers who offer programming to consumers including satellite, cable, internet providers and (b) the expansion of the methods by which consumers access programming including personal computers, smart phones, and other wireless devices.

The Company plans to commence business operations by obtaining distribution rights for specialty films such as reality television and extreme sports programming for reproduction and distribution across multiple markets and formats in the US and worldwide. As of the date of this Prospectus, the Company has not acquired any distribution rights for any films or television programming.

The Company intends to operate both as an importer of foreign and exporter of North American productions.  The Company will work to develop revenue sharing arrangements with existing companies through which it will buy and sell rights to distribute multiple productions within the reality television and extreme sports genre.  The Company’s business plan includes the development and/or acquisition of existing distribution networks and companies as funding becomes available.

Initially, the Company will pursue its business plan through the efforts of Mr. Badke, its sole officer and director, who has significant past experience in the film industry and extensive expertise in developing and expanding distribution channels. The Company will consider engaging independent contractors or hiring employees if and when such expansion is warranted by the Company’s activities and when opportunities become available.

Film Industry

On January 26, 2011, the US Census Bureau released the 2009 Annual Service Survey which reported that cable and subscription programming saw increases in revenue of 4.0 percent in 2009 for annual revenue of $51.6 billion. http://www.census.gov/newsroom/releases/archives/economic_census/cb11-17.html

It has been reported that the area of greatest growth and opportunity for film distributors has been the home entertainment market which encompasses home video, pay television and conventional television.  In the television market, there is increased demand for made-for-TV movies and syndicated programs especially for cable and pay-television (which require programming to fill up their broadcasting hours) in both Canada and the US. http://www.mediacircus.net/filmdis1.html

Microsoft has reported that the PC as an entertainment hub is fast becoming a reality with increased processing power combined with a fast broadband connection, connectivity to a variety of displays, and increases in the compression/decompression of high-end audio and video.

These new capabilities open up an opportunity and a challenge to film distributors: how to target this new digital entertainment gateway with digital movies and video but not lose control of the content in the process.

Advancements in digital media technology are opening up new distribution opportunities for the film industry. Technology is changing the rules of the film industry just as it did for the music industry. With the growing interest from consumers to get movies and video content in different ways with different options, filmmakers and distributors are turning to technology to meet their demands. New technology strives to achieve higher quality, greater efficiency, and greater audience reach all while driving down costs. All of these benefits open up new distribution opportunities to the film industry.
http://www.microsoft.com/windows/windowsmedia/forpros/content_provider/film/disopwhitepaper.aspx

As described by Ibis World, the digital age, which continues to drive demand for visual and entertainment products, has resulted in a boom in films delivered to households in a variety of new media and formats over the past decade.  Steady growth across the film and video distribution industry is linked to, among other things, sales film distribution to RV, pay-TV and other networks and film viewing on iPads, mobile phone and via game consoles and downloads. http://www.ibisworld.com.au/industry/default.aspx?indid=635

Innovations in technology have exploded the options by which to distribute content. In addition, these mediums have caused a shift in viewing habits. When and where independent film audiences consume content is changing.  As such, independent film distributors must remain flexible and innovative in the face of these shifts in technology and audience behavior. http://moxie-matters.com/la-film-distribution-strategy-offers-independent-film-producers-example

The US Bureau of Labor Statistics reports that the US film industry is dominated by several large studios. However, with increasing popularity and worldwide availability of cable television, digital video records, computer graphics and editing software, and the internet, many small and medium-sized independent filmmaking companies have sprung up to fill the growing demand for entertainment content.

Digital technology is lowering production costs for some films. Digital technology and computer-generated imaging are rapidly making inroads and are expected to transform the industry. Making changes to a picture is much easier using digital techniques. Independent film makes will continue to benefit from this technology, as reduced costs improve their ability to compete with major studios.

Digital technology also makes it possible to distribute films through the use of satellites or fiber-optic cable. http://www.bls.gov/oco/cg/cgs038.htm

Larger companies include Walt Disney, Sony Pictures, MGM, Paramount, Twentieth Century Fox, Universal and Warner Brothers.  The industry is highly concentrated:  the top companies account for a significant majority of industry total revenue.  There are also independent production companies and distribution services.  Many production companies hire staff or independent companies to distribute, lease and sell their films and made-for-television programming.

The increase in the number of channels available on satellite, cable and other media outlets has increased the need for additional programming and content to fill those channels, particularly more specialized genre content.

The file/television distribution industry is not an old business.  Instead, it is very much an emerging business.  Technology is fundamentally changing the way people consume entertainment.  PCs, smart phones , TiVo and wireless devices require a new manner of thinking about how content is distributed that fits users’ needs from those who continue to want to access entertainment by conventional means to those demanding more control over their entertainment experience and their access to programming.

New media platforms are forcing the integration of entertainment, branding, commerce and community.  Many established distribution businesses are unable to change their current model because they are rooted in old paradigms: large businesses are bound by their processes, and small businesses do not have the capital or flexibility.  New businesses (even modestly capitalized ones) have an opportunity to benefit from this because new business models can develop alternative and creative strategies to acquire and distribute specialty programming and maintain the flexibility required to quickly adapt to consumer demand.

As a result, large companies may be less well-equipped to discover the next hit series than even moderately financed smaller companies. Anomalies being created by the increase in channels and programming provide opportunities for a small public company.

The production industry has traditionally viewed distribution as slow and hard to penetrate without an established industry presence. However, rapid transformation of the entertainment and film industry has created an opportunity for smaller companies to successfully compete in film distribution.

Competition

We anticipate that the market for the Company’s products will be highly competitive. In general, the Company’s products may compete with the products of other companies in the business of acquiring and distributing television programming. Some of these competitors may have greater financial or other resources than the Company. The Company believes that the principal competitive factors in its intended market are (i) product quality (ii) distribution channels and (iii) price. The Company emphasizes overall value through a combination of competitive pricing and a quality product distributed through wide distribution channels.

The Company will compete primarily with other distributors to television and cable networks, independent television stations and other media, such as DVDs, video games and the internet.

The growth in the number of distributors will likely result in increased competitive pressures. Consolidation and other market conditions in the cable and satellite distribution industry and other factors may adversely affect the Company’s ability to obtain and maintain contractual terms for the distribution of various programming services. The market for programming is very competitive.

Regulation

Television broadcasting is subject to extensive regulation of content by the US Federal Communications Commission (the “FCC”) under federal laws and regulations, including the Communications Act of 1934, as amended. The FCC regulates broadcast programming in a number of ways including regulating political advertising, banning “indecent” programming and imposing commercial time limits during children’s programming. Federal legislation and FCC rules also limit the amount of commercial matter that may be shown on broadcast or cable channels during programming designed for children 12 years of age and younger. In addition, broadcast channels are generally required to provide a minimum of three hours per week of programming that has as a “significant purpose” meeting the educational and informational needs of children 16 years of age and younger. FCC regulations affect outlets which broadcast programming and generally have no direct applicability to distributors of programming such as the Company. The regulations imposed on broadcasters affect what programming they will purchase from distributors such as the Company and, therefore, only indirectly affect the anticipated operations of the Company. Changes in regulations or changes in the application or enforcement of current laws and regulations, to the extent they reduced the volume or type of programming purchased by broadcast outlets from film distributors such as the Company, would adversely affect the planned operations of the Company.

Sales, Marketing and Customers

The Company intends to market television programming in multiple markets including satellite, cable and internet providers in the US and worldwide. Mr. Badke, Our President has extensive experience in distribution channels in North America in the media industry.  Mr. Badke intends to build on his base to develop those distribution channels for use by the Company in distributing films for use in multiple formats and expand the distribution channels beyond North America.   Mr. Badke will devote his services full time to the Company to develop and implement the Company’s business plan.

We may in the future extend marketing efforts to include independent contractors and/or employees to meet the needs of the Company.

Demand Factors

Expansion of Programming Providers and Media Formats

Television programming has recently expanded beyond network television to include channels provided by cable, satellite and internet providers. Additionally, recent technological developments have expanded the formats in which viewers consume programming.  Programming is no longer limited to television broadcasts. Viewers now consume media entertainment on a number of devices including personal computers, smart phones and other wireless devices.  Recording systems such as On Demand and TiVo also make programming available for viewing at times other than original broadcast.

Growth Strategy

The Company intends to acquire films and/or television series type programming consistent of two different grades: A grade (higher cost base, high potential for return) and B grade (lower cost base with lower and more predictable returns). The Company will also search for merger and acquisition opportunities within the film industry to build the distribution side of the business.

Intellectual Property

New technologies have made the unauthorized digital copying and distribution of films and television programming easier and faster and enforcement of intellectual property rights more challenging. The unauthorized use of intellectual property rights in the entertainment industry is considered in the industry to be a significant and rapidly growing trend. Inadequate laws or weak enforcement mechanisms to protect intellectual property in one country can adversely affect the protection of intellectual property rights worldwide despite efforts to protect such rights. These developments require makers of creative works to devote substantial resources to protecting intellectual property against unlicensed use. The Company will rely on the intellectual property rights in programming which it acquires from others. Important intellectual property includes rights in the content of television programs and films.

DESCRIPTION OF PROPERTY

The principal executive offices of the Company are located at 3090 Gordonvale Street, Thunder Bay, Ontario P7K 1B8.  The Company’s telephone number is (807) 333-0064.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend at some time in the future to have our Common Stock be quoted on the OTC Bulletin Board. If our Common Stock is not quoted on the OTCBB, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCBB differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more broker-dealers.

To qualify for quotation on the OTCBB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the listing of a company’s securities. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Common Stock of the Company. We may not now and may never qualify for quotation on the OTCBB.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our Common Stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our Common Stock.

HOLDERS

As of the date of this prospectus, there are 6,900,000 shares of the Company’s Common Stock issued and outstanding held by 30 holders of record.

The selling stockholders are offering hereby up to 2,900,000 shares of common stock at a fixed price of $0.01 per share.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

REGISTRATION RIGHTS

We have not granted registration rights to any of our stockholders.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the registration statement, including exhibits, filed as a part thereof. Statements in this Prospectus as to the contents of any document filed as an exhibit to the registration statement, set forth the material terms of such document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are not currently subject to the informational requirements of the Exchange Act. Upon the effectiveness of the registration statement offering the Common Stock described herein, we will be subject to the informational requirements of the Exchange Act.  In accordance therewith, we will file quarterly and annual reports and other information with the SEC. The registration statement, reports and other information, including the exhibits and schedules thereto, may be inspected at the Public Reference Room of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

PLAN OF OPERATION

We are a development stage company. We have not yet started operations or generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital. We do not expect to generate any revenue until we obtain rights for film distribution and sell the distribution rights. Accordingly, we must raise cash from sources other than through the distribution of films. The Company currently has no arrangements in place for additional financing.  Our success or failure will be initially determined by the availability of additional financing and thereafter by our success in implementing our business plan.

If it appears that the prospects of implementing our business plan are promising, we will attempt to raise additional money through a private placement, public offering or through loans. If we are unable to raise additional cash, we will either have to suspend activities until we do raise the cash, or cease activities entirely.

The Company plans to commence business operations by obtaining distribution rights for specialty films such as reality television and extreme sports programming for reproduction and distribution across multiple markets and formats in the US and worldwide. The Company intends to import and export film productions.  The Company will work to develop revenue sharing arrangements with existing companies through which it will buy and sell rights to distribute multiple productions within the reality television and extreme sports genre.  The Company’s business plan includes the development and/or acquisition of existing distribution networks and companies as funding becomes available.

To date, the Company has not acquired any film distribution rights and has not yet identified any specific sources from which it may obtain such rights. Over the next twelve months the Company’s planned operations consist of acquiring the distribution rights to five films or television programs. This will be achieved by our President contacting his network of distributors and producers inquiring about the availability of distribution right to films and television programs. We anticipate the cost of achieving this goal to be $10,000 consisting primarily of communication and travel costs as our President is donating his services to us. Our first goal of acquiring the distribution rights to five films or television programs will generate revenues ranging from $250,000 to $1,000,000 annually. Distribution agreements typically provide a percentage of revenues or an outright purchase. The percentage of revenues ranges from 25% to 85%.  The cost of purchasing the distribution rights outright can vary from as little as $10,000 to $ 5 million depending on the following:

1)	Exclusive or non-exclusivity of the distribution agreement;
2)	The length of time of the distribution agreement;
3)	The region or regions of the world covered by the distribution agreement;
4)	The grade of the film or television programs (A,B or C grade); and
5)	Production cost of the films or television program.

As our capital is limited we intend to focus on the percentage of revenues agreements.

We are unable to determine if we will be able to reach this goal as we cannot predict how successful our acquisition efforts would be and also we cannot predict what revenues any acquisition may generate.

Our subsequent goals are based on the number of distribution rights to films or television programs acquired. The timing of achieving subsequent goals cannot be reliably determined, as noted above. Due to the uncertainty of establishing the timing of future goals, the associated costs, likewise cannot be reasonably estimated.

At present we are not able to estimate when we will be able to generate sustained revenues. The Company expects to be in a better position to project its goals and its ability to generate sustained revenues at such time as the Company is able to fully implement its business plan and believes that projections beyond its first goal would be speculative.

Our President intends to contact his business contacts in the film industry to market the films and television programs acquired. His initial focus will be on the re-broadcast industry consisting primarily of cable and satellite television broadcasters. In addition, our President intends to join organizations and attend conferences and trade shows relevant to our target market of re-broadcasters. Participation in such events is expected to include attendance, sponsorship and displays.

We do not intend to hire employees at this time. We will initially rely on the services of Mr. Badke, our sole officer and director, to develop and implement the Company’s business plan. We will retain independent contractors as needed to manage the operations of the Company on an as-needed basis.

If we are unable to implement our business plan because of insufficient funding, we will cease activities until we raise more money. If we are unable to obtain funds, we will cease activities. If we cease activities, we have no plans for any other business activity.

RESULTS OF OPERATIONS

Revenues

We have a limited operational history. From our inception on September 23, 2010 to May 31, 2011 we did not generate any revenues. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

 Expenses

From our inception on September 23, 2010 to May 31, 2011 we incurred total operating expenses of $4,658.

Our general and administrative expenses consist of bank charges, office expenses, communication expenses (cellular, internet, fax and telephone) and courier and postage costs.

Net Loss

From our inception on September 23, 2010 to May 31, 2011 we incurred a net loss of $4,658.

LIQUIDITY AND CAPITAL RESOURCES

As of May 31, 2011 we had $44,342 in cash, $44,342 in total assets, $0 in total liabilities and an accumulated deficit of ($4,658).

From our inception on September 23, 2010 until May 31, 2011 we used net cash of $4,658 in operations, generated cash of $49,000 from financing activities and had no cash flows from investing activities.

We are dependent on funds raised through equity financing. Since our inception on September 23, 2010 we have raised proceeds of $49,000 in cash from the sale of our common stock.

Over the next twelve months we expect to require $50,000 in financing to commence our planned operations. Our current cash resources are insufficient to finance our planned expenditures. To successfully commence our planned operations we will need to raise additional financing. We anticipate raising the funds through the public and/or private sale of our common stock or bank financing. The Company has no third party financing commitments, and our ability to raise financing in the equity markets are uncertain as the equity markets, in recent years, have been depressed especially for start-up companies like ourselves. Mr. Sieg Badke, the Company’s sole officer and director, has indicated that he would be willing to consider lending funds to the Company on an interim basis if an opportunity arose for which the Company had no available funds from any other source. There is no firm commitment for any such loan and no agreement between the Company and Mr. Badke for such a loan.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of May 31, 2011 we had accumulated losses of $4,658. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements indicating substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

SHELL COMPANY STATUS

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:
(1)           No or nominal operations; and
(2)           Either:
(i)           No or nominal assets;
(ii)          Assets consisting solely of cash and cash equivalents; or
(iii)         Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole officer and directors and his age as of the date hereof is as follows:

NAME	AGE	POSITION
Sieg L. Badke	59	President, Treasurer, Secretary and Director

Sieg Badke has served as our President, Treasurer and Secretary since the inception of the Company.  He is also the sole director of the Company. Mr. Badke has been involved in the film distribution and production industry for approximately 26 years.  From 1983 to 1987 Mr. Badke was employed by Cevax Corporation in Vancouver, BC, a marketer of video rental racks to the convenience store market.  From 1983 to 1987 Mr. Badke was Operations Manager of Cevax, managing facilities in Vancouver, Seattle, Calgary and Toronto.  From 1987 to 1991 Mr. Badke served as Cevax Vice President, Distribution, Purchasing and Merchandising, during which time he opened divisions in seven locations. From 1992 to 2009 Mr. Badke was Executive Vice President and General Manager of Video Update Canada Inc./Movie Gallery in Richmond, BC, a major Canadian retailer of video movies and game formats which was the third largest video retailer in Canada.  During this time Mr. Badke was the senior operating executive responsible for site operations, purchasing and procurement and distribution. From 2009 to 2010 Mr. Badke was General Manager of Gold’s Gym in Langley, BC, the flagship facility of a major health and fitness provider. Mr. Badke has also been involved with a post-production and film distribution company in Los Angeles, California which provided film content on a wholesale basis to both US and European markets.

Term of Office

Our director was appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until the next annual meeting of the board of directors and until such officer’s successor shall have been elected and qualified subject to earlier resignation or removal by the board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us for the Company’s last completed fiscal year in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Years	Salary -$-	Bonus -$-	Stock Awards -$-	Option Awards -$-	Non-Equity Incentive Plan Compensation $-	Non-Qualified Deferred Compensation Earnings -$-	All Other Compensation -$-	Totals -$-
Sieg Badke, President	2010	0	0	0	0	0	0	0	0

As of the date hereof, there have been no grants of stock options to purchase our Common Stock made to the executive officer named in the Summary Compensation Table.

There have been no awards made to the named executive officer under any long term incentive plan.

Compensation of Directors

The Bylaws of the Company provide that directors may be remunerated for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been established, paid to, or accrued to our sole director in such capacity. The Company may in the future establish and pay compensation to its directors pursuant to its governing documents and applicable law.

Employees and Employment Agreements

We currently do not have any employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of the date hereof and by our officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Stock	Sieg Badke 3090 Gordonvale Street Thunder Bay, Ontario P7K 1B8	4,100,000 (2)	59.42%

 (1)  Based upon 6,900,000 shares outstanding as of the date hereof.
 (2)  Includes 100,000 shares owned by Lynda Cambly, wife of Sieg Badke.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Since inception, the following transactions were entered into with our sole director and officer.

 On November 8, 2010, 4,000,000 shares of the Company’s common stock were issued to our sole director and officer, Sieg Badke, in connection with the organization of the Company for aggregate consideration of $20,000.00.  Mr. Badke acquired his shares under an exemption from registration under the Securities Act of 1933, as amended, provided pursuant to Regulation S promulgated thereunder.

The certificate issued to Mr. Badke contains a restrictive legend with respect to the issuance of securities pursuant to exemptions from registration requirements and the restrictions upon transfer of the securities under the Securities Act.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have agreed to indemnify our director and officer against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ASTRA VENTURES, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

February 28, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Astra Ventures, Inc.
(An Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Astra Ventures, Inc. (the “Company”) as of February 28, 2011, and the related statements of operations, stockholders’ equity, and cash flows for the period from September 23, 2010 (Inception) through February 28, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Astra Ventures, Inc. as of February 28, 2011, and the results of its operations and its cash flows for the period from September 23, 2010 (Inception) through February 28, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

Houston, Texas
April 26, 2011

ASTRA VENTURES, INC.
(A Development Stage Company)

BALANCE SHEET

February 28, 2011

ASSETS

Current
Cash	$48,083

Total assets	$48,083

LIABILITIES

Current
Accounts payable and accrued liabilities	$-
Due to related party	-
Total current liabilities	-

Total liabilities	-

STOCKHOLDERS’ EQUITY

Common stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
6,900,000 common shares	6,900
Additional paid in capital	42,100
Deficit accumulated during the development stage	(917)

Total stockholders’ equity	48,083

Total liabilities and stockholders’ equity	$48,083

The accompanying notes are an integral part of these financial statements.

ASTRA VENTURES, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Period From September 23, 2010 (Inception) to February 28, 2011

EXPENSES
General and administrative	$917

NET LOSS	$917

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	2,660,759

The accompanying notes are an integral part of these financial statements.

ASTRA VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM SEPTEMBER 23, 2010
(INCEPTION) TO FEBRUARY 28, 2011

	Common Stock
	Number of Shares	Amount	Additional Paid in Capital	Deficit Accumulated During Development Stage	Total

Balance, September 23, 2010 (inception)	-	$-	$-	$-	$-

Founder’s shares issued for cash	4,000,000	4,000	16,000	-	20,000

Common stock issued for cash	2,900,000	2,900	26,100	-	29,000

Net Loss		-	-	(917)	(917)

Balance, February 28, 2011	6,900,000	$6,900	$42,100	$(917)	$48,083

The accompanying notes are an integral part of these financial statements.

ASTRA VENTURES, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

September 23, 2010 (Inception) to February 28, 2011

Cash Flows from Operating Activities
Net loss	$(917)
Adjustment for items not affecting cash:
Change in non-cash working capital items:
Accounts payable and accrued liabilities	-
Net cash used in operations	(917)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	49,000
Net cash provided by financing activities	49,000

Increase in Cash	48,083

Cash, Beginning	-

Cash, Ending	$48,083

Supplementary Cash Flow Information
Cash paid for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Astra Ventures, Inc. (the “Company”) was incorporated in the State of Nevada on September 23, 2010, and its year-end is February 28. The Company is a development stage company and is currently seeking for new business opportunities.

Going concern
These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $917 at February 28, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement of its common stock or further director loans as needed. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Use of estimates and assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are readily apparent from other sources. The actual results experienced by the Company may differ materially from the Company’s estimates. To the extent there are material differences, future results may be affected. Estimates used in preparing these financial statements include the carrying value of the equipment, deferred income tax amounts, rates and timing of the reversal of income tax differences.

Loss per common share
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to the basic loss per share.

Comprehensive Loss
For all periods presented, the Company has no items that represent a comprehensive loss and, therefore, has not included a statement of comprehensive loss in these financial statements.

Financial instruments
The fair value of the Company’s financial instruments consisting of cash and current liabilities approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The Company operates in Canada and therefore is exposed to foreign exchange risk.  It is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Income taxes
Deferred income taxes are provided for tax effects of temporary differences between the tax basis of asset and liabilities and their reported amounts in the financial statements.  The Company uses the liability method to account for income taxes, which requires deferred taxes to be recorded at the statutory rate expected to being in effect when the taxes are paid.  Valuation allowances are provided for a deferred tax asset when it is more likely than not that such asset will not be realized.

Management evaluates tax positions taken or expected to be taken in a tax return.  The evaluation of a tax position includes a determination of whether a tax position should be recognized in the financial statements, and such a position should only be recognized if the Company determines that it is more likely than not that the tax position will be sustained upon examination by the tax authorities, based upon the technical merits of the position.  For those tax positions that should be recognized, the measurement of a tax position is determined as being the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

Stock-based compensation
The Company has not adopted a stock option plan and therefore has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company accounting policies contemplate all effective pronouncements of the Financial Accounting Standards Board (“FASB”).  There are no issued, but not yet effective pronouncements which are expected by management to have a material impact on the Company’s results of operations, financial position, or cash flows.

NOTE 3 – INCOME TAXES

As of February 28, 2011, the Company has estimated tax loss carry forwards for tax purpose of approximately $900, which expire by 2030. These amounts may be applied against future taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company’s loss before income taxes. The components of these differences are as follows:

Refundable Federal income tax attribute to current operations	$300
Change in valuation allowance	(300)

Net Refundable amount	$-

Components of deferred tax asset:
Net operating loss carryover	$300
Less: valuation allowance	(300)

Net deferred tax asset	$-

The company has provided a valuation allowance against its deferred tax assets given that it is in the development stage and there is substantial uncertainty as to the Company’s ability to realize future tax benefits through utilization of operating loss-carry forwards.  The difference between the statutory tax rate and the effective tax rate results from the valuation allowance recorded during the period ending February 28, 2011.

NOTE 4 - COMMON STOCK

During the period ended February 28, 2011, the Company issued 2,900,000 of the Company’s common shares for cash proceeds of $29,000, or $0.01 per share.

During the period ended February 28, 2011, the Company issued 4,000,000 of the Company’s common shares to its sole officer and director for cash proceeds of $20,000, or $0.005 per share.

ASTRA VENTURES, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

May 31, 2011

ASTRA VENTURES, INC. (A Development Stage Company) BALANCE SHEETS

	May 31, 2011 - $ - (UNAUDITED)	February 28, 2011 - $ -

ASSETS
Current assets
Cash	44,342	48,083
Total assets	44,342	48,083

LIABILITIES

Current liabilities
Accounts payable	-	-
Due to related party	-	-
Total current liabilities	-	-
Total liabilities	-	-
STOCKHOLDERS’ EQUITY
Common stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
6,900,000 common shares	6,900	6,900
Additional paid in capital	42,100	42,100
Deficit accumulated during the development stage	(4,658)	(917)
Total stockholders’ equity	44,342	48,083
Total liabilities and stockholders’ equity	44,342	48,083

See accompanying note to financial statements

ASTRA VENTURES, INC. (A Development Stage Company) STATEMENTS OF OPERATIONS Three months ended May 31, 2011 and Period from September 23, 2010 (Inception) to May 31, 2011 (UNAUDITED)

	Three months ended May 31, 2011 - $ -	Period from September 23, 2010 (Inception) to May 31, 2011 - $ -
General and administrative	3,741	4,658
Net loss	3,741	4,658
Basic and diluted loss per share	(0.00)
Weighted average number of shares outstanding	6,900,000

See accompanying note to financial statements

ASTRA VENTURES, INC. (A Development Stage Company) STATEMENTS OF CASH FLOWS Three months ended May 31, 2011 and Period from September 23, 2010 (Inception) through May 31, 2011 (UNAUDITED)

	Three months ended May 31, 2011 - $ -	Period from September 23, 2010 (Inception) through May 31, 2011 - $ -
CASHFLOWS FROM OPERATING ACTIVITIES:
Net loss	(3,741)	(4,658)
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,741)	(4,658)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	49,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	49,000
NET INCREASE (DECREASE) IN CASH	(3,741)	44,342
Cash, beginning of period	48,083	-
Cash, end of period	44,342	44,342

Supplemental cash flow information:
Interest paid	-	-
Taxes paid	-	-

See accompanying note to financial statements

HEALTH IN HARMONY INC. NOTE TO FINANCIAL STATEMENTS (A Development Stage Company) May 31, 2011 (UNAUDITED)

Note 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Astra Ventures, Inc. ("Astra" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Registration Statement filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal year ending February 28, 2011, as reported in the Form S-1, have been omitted.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering of the Common Stock included in this registration statement:

Description	-$-
Securities and Exchange Commission registration fee	3.37
Accounting fees and expenses	5,000.00
Legal fees and expenses	10,000.00
EDGAR document conversion	1,000.00
Total	16,003.37

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, unless modified by a corporation’s articles of incorporation, a director is not liable to a corporation, its stockholders or creditors for damages unless the director’s action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law.   Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful.  The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity.  Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

Our bylaws further provide that discretionary indemnification may be authorized (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (c) by independent legal counsel in a written opinion (i) if ordered by a majority vote of disinterested directors or (ii) if a quorum of disinterested directors cannot be obtained.

Item 15.  Recent Sales of Unregistered Securities

We issued 4,000,000 shares of common stock on November 8, 2010 to Sieg Badke, our sole officer and director.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”) at a price of $0.005 per share, for total consideration of $20,000.00.  The 4,000,000 shares of common stock are restricted shares as defined in the Securities Act.

During November 2010, we sold an aggregate of 1,000,000 shares of our common stock to 10 purchasers at a price of $0.01 per share for aggregate proceeds of $10,000.

During December 2010, we sold an aggregate of 1,400,000 shares of our common stock to 14 purchasers at a price of $0.01 per share for aggregate proceeds of $14,000.

During January 2011 we sold an aggregate of 500,000 shares of our common stock to 5 purchasers at a price of $0.01 per share for aggregate proceeds of $5,000.

All of such shares were issued pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S.  We did not engage in distribution of these offerings in the United States.  Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.  The shares were sold to personal acquaintances of the sole officer and director of the Company, and none of the purchasers is, to the knowledge of the Company, in the business of underwriting securities.

Item 16                      Exhibits

Exhibit number	Description
3.1	Articles of Incorporation (1)
3.2	By Laws (1)
5.1	Opinion of Synergy Law Group, LLC (1)
23.1	Consent of Synergy Law Group, LLC (2)
23.2	Consent of LBB & Associates Ltd., LLP, Certified Public Accountants, for use of their report

(1) Incorporated herein by reference to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 5, 2011.

(2) Incorporated herein by reference to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 16, 2011.

Item 17                      Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)           For determining any liability under the Securities Act of 1933 to any purchaser:

(i)           we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.  For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)           we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)           we shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of  first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Thunder Bay, Ontario, Canada on July 29, 2011.

ASTRA VENTURES, INC.

By:	/s/Sieg L. Badke
Sieg L. Badke
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date stated.

SIGNATURE	TITLE	DATE

/s/Sieg L. Badke	President (principal executive officer; principal financial and accounting officer)	July 29, 2011